Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OSIRIS THERAPEUTICS, INC.

Pursuant to Sections 242 and 245

of the General Corporation Law of

the State of Delaware

Osiris Therapeutics, Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST:  The name of the Corporation is OSIRIS THERAPEUTICS, INC.

SECOND:  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 2002.

THIRD:  This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by written consent of the holders of a majority of the issued and outstanding capital stock of the Corporation in accordance with the provisions of Section 228 of the DGCL with prompt written notice thereof having been given to those stockholders of the Corporation not signing such written consent pursuant to Section 228(e) of the DGCL.  The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation, as heretofore amended, supplemented or restated, be amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is OSIRIS THERAPEUTICS, INC.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the registered agent is The Corporation Trust Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The Corporation shall have the authority to issue __________ shares of capital stock, of which ___________ shares shall be Common Stock having a par value of $0.001 per share (“Common Stock”), and of which __________ shares shall be Preferred Stock having a par value of $0.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights and the qualifications, limitations or restrictions thereof in respect to each class of capital stock of the Corporation.

A.            Common Stock.

1.  General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock or any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series.

2.  Voting.  The holders of the Common Stock are entitled to one vote for each share held.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.  Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.  Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.            Preferred Stock.

The Board of Directors or a committee of the Board of Directors, to the extent permitted by law and the Amended and Restated Bylaws of the Corporation or a resolution of the Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to create or provide, out of the unissued shares of Preferred Stock, for the issuance of any of the shares of the Preferred Stock in one or more classes or series.  Before any shares of any such class or series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of Preferred Stock of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

(a)   the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b)   whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full, special or limited, and whether the shares of such class or series shall be entitled to vote as a separate class either alone or together with the shares of one or more other classes or series of stock;

(c)   the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d)   whether the shares of such class or series shall be subject to redemption (including sinking and purchase fund provisions) by the Corporation at its option or at the option of the holders of such shares or upon the happening of a specified event, and, if so, the times, prices and other terms, conditions and manner of such redemption;

(e)   the preferences, if any, and the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)    whether the shares of such class or series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or any other series of the same class or any other class or classes of securities or property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(g)   the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(h)   the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the same class or of any other class; and

(i)    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.  The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series.  The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock, but not below the number of shares of such class or series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

ARTICLE V

The Corporation shall have perpetual existence.

ARTICLE VI

In furtherance of and not in limitation of powers conferred by statute, it is further provided that election of directors need not be by written ballot.

ARTICLE VII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise of arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VIII

No Director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or any successor provision; (iv) for any transaction from which such Director derived an improper personal benefit; or (v) for acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, in the event that the DGCL is amended or enacted to permit further elimination or limitation of the personal liability of a Director, the personal liability for the Corporation’s Directors shall be eliminated or limited to the fullest extent permitted by the applicable law.

This provision shall not affect any provision permitted under the DGCL, in the certificate of incorporation, bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a Director of the Corporation against personal liability.  Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of a Director of the Corporation with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented (but only in the event that any such amendment or supplement permits the Corporation to provide broader indemnification rights than such law permitted the Corporation prior to such amendment or supplement), indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The Corporation shall advance expenses for the defense of any Director, officer, employee or agent prior to a final disposition of a claim provided such party executes an undertaking to repay advances from the Corporation if it is ultimately determined that such party is not entitled to indemnification.  Any repeal or modification of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are herein granted subject to this reservation.

ARTICLE XI

This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.  Number of Directors.  The number of Directors of the Corporation shall not be less than three (3) nor more than seven (7).  The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Amended and Restated Bylaws of the Corporation.

2.  Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.  No one class shall have more than one Director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra Director shall be a member of Class I, and if such fraction is two-thirds, one of the extra Directors shall be a member of Class I and one of the extra Directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.  The initial Class I directors will be Jay M. Moyes and ____________.  The initial Class II directors will be C. Randal Mills and Felix Gutzwiller.  The initial Class III director will be Peter Friedli.

3.  Terms of Office.  Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 2007; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 2008; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2009; and provided further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

4.  Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increases or decreases in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

5.  Quorum; Action at Meeting.  A majority of the Directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each Director so disqualified, provided that in no case shall less than one-third (1/3) of the number of Directors fixed pursuant to Section 1 of this Article constitute a quorum.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.  Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Amended and Restated Bylaws of the Corporation or by this Amended and Restated Certificate of Incorporation.

6.  Removal.  A Director may be removed from office upon a finding of cause by an affirmative vote of a majority of the other Directors.

For purposes of this Section, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in either an improper substantial personal benefit or a material injury to the corporation.

7.  Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.  A Director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such Director shall have been chosen, subject to the election and qualifications of his successor and to his earlier death, resignation or removal.

8.  Stockholder Nominations and Introduction of Business, Etc.  Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Amended and Restated Bylaws of the Corporation.

ARTICLE XII

Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE XIII

Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, upon the request of the holders of at least twenty percent (20%) of the capital stock of the Corporation issued and outstanding, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors.  Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

ARTICLE XIV

The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential short-term economic benefits to stockholders of the Corporation, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation’s capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, and (ii)

the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect in the communities in which the Corporation operates.

ARTICLE XV

This Amended and Restated Certificate of Corporation shall be effective _______________, 2006.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by C. Randal Mills, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by __________, its ___________, this ______ day of _____________, 2006.

OSIRIS THERAPEUTICS, INC.

[CORPORATE SEAL]

By:
C. Randal Mills
President

ATTEST:
By:
[Name]
[Title]